                                                                     EXHIBIT 3.1
                                                                     -----------

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   NPRI, INC.


     The undersigned, a natural person, for the purpose of amending and restating the Certificate of Incorporation of NPRI, Inc., originally filed on January 3, 1996, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, as amended, and referred to as the "General Corporation Law of the State of Delaware" and Section 245 thereof), hereby certifies that:

                                      FIRST

     The name of the corporation is:

                                   NPRI, INC.

                                     SECOND

     The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the corporation's registered agent in the State of Delaware is The Prentice-Hall Corporation System, Inc.

                                      THIRD

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                     FOURTH

     The total number of shares of stock which the corporation shall have authority to issue is 20,000,000 shares of common stock having a par value of $.01 per share and 992,061 shares of Series A preferred stock having a par value of $.01 per share.

     The board of directors of the Corporation is authorized, subject to the limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of preferred stock as a class or in series, and, by filing a certificate of designations, pursuant to the General Corporation Law of the State of Delaware, setting forth a copy of such resolution or resolutions to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the board of directors with respect to the class or each series shall include, but not be limited to, determination of the following:

     a) the number of shares constituting any series and the distinctive designation of that series;

     b) the dividend rate of the shares of the class or of any series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any of payment of dividends on shares of the class or of that series;

     c) whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

     d) whether the class or any series shall have conversion privileges, and if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

     e) whether or not the shares of the class or of any series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     f) whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and if so, the terms and amount of such sinking fund;

     g) the rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series; and

     h) any other powers, preferences, rights, qualifications, limitations and restrictions of the class or of that series.

     All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in any certificate of designation shall be vested in the common stock.

     Attached as Exhibit A hereto is a statement of designation, powers, preferences, rights, qualifications and limitations in respect of the Corporation's Series A preferred stock.

                                      FIFTH

     The Board of Directors and Shareholders have unanimously approved this Amended and Restated Certificate of Incorporation.

                                      SIXTH

     The corporation is to have perpetual existence.

                                     SEVENTH

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter, or repeal the Bylaws of the corporation. Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the stock of the Corporation entitled to vote, voting as a single class.

                                     EIGHTH

     The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                      NINTH

     From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article NINTH.

     The effective date of this Certificate of Incorporation, and the date upon which the existence of the corporation shall commence, shall be the date upon which the Secretary of State of the State of Delaware endorses the word "Filed" on the Certificate.

     I, the undersigned, being the Vice President of the above mentioned corporation, do make this Amended and Restated Certificate of Incorporation, hereby declaring and certifying that this is my act and the facts stated herein are true, and accordingly have hereunto set my hand upon this 15th day of January, 1996.

                                            ------------------------------------
                                            Vice President

                                    EXHIBIT A
                                    ---------

                      SERIES A CONVERTIBLE PREFERRED STOCK

     1. NUMBER OF SHARES. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of 992,061 shares.

     2. Voting.
        ------
          2A. GENERAL. Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

          2B. BOARD SIZE. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of six.

          2C. BOARD SEATS. The holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect three (3) directors of the Corporation. A sixth director (the "Sixth Director") of the Corporation shall be such person, if any, who is a non-employee of the Corporation and who has received a plurality vote of the holders of the Series A Convertible Preferred Stock, voting as a separate series, and a plurality vote of the holders of the Common Stock, voting as a separate class. Notwithstanding the foregoing or anything else to the contrary provided elsewhere in the Certificate of Incorporation, if the Corporation incurs an Underperfomance Event, as defined in that certain Voting Agreement between the Corporation, the several Purchasers and the Management Shareholders as defined therein, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock or jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock, a vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock and a vacancy in the directorship elected jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Series A Convertible Preferred Stock and the Common Stock as provided above.

     3. DIVIDENDS. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor the following:

          3A. ACCRUING DIVIDENDS. When and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.352784 per share (the "Accruing Dividends"). Accruing Dividends shall accrue on the annual anniversary date of the initial purchase, whether or not earned or declared, and shall be cumulative. Such dividend will be payable only (i) if, as and when determined by the Board of Directors; or (ii) upon the liquidation, dissolution or winding up of the Corporation as described in Section 4 below; or (iii) upon redemption of the Series A Convertible Preferred Stock as described in Section 8 below. Any accrued but unpaid Accrued Dividends on any shares of Series A Preferred Stock shall expire upon any conversion of such share of Series A Convertible Preferred Stock as described in Section 7 below.

          3B. DIVIDENDS ON COMMON. In addition to any Accruing Dividends pursuant to Section 3A, when and if declared by the Board of Directors, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible) (the "Common Dividends").

     4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to $3.52784 per share plus, in the case of each share, an amount equal to all Accruing Dividends thereon (whether or not declared) and any other dividends declared but unpaid thereon (including, but not limited to, Common Dividends), computed to the date payment thereof is made available, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Convertible Preferred Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Convertible Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Series A Convertible Preferred Stock and Common Stock (with each share of Series A Convertible Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series A Convertible Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution). Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be made, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     5. MERGER. Subject to the provisions set forth in subparagraph 7P below, any consolidation or merger involving the Corporation and any other entity or entities (other than a merger to reincorporate the Corporation in a different jurisdiction) in which the shares of Common Stock and Series A Convertible Preferred Stock of the Corporation outstanding immediately prior to the close of the transaction represent, or are converted into or exchanged for equity securities that represent, less than a majority of the combined voting power of the equity securities of the surviving or resulting entity immediately following the close of the transaction, or the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, in a single transaction or a series of transactions, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

     6. RESTRICTIONS. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least 66-2/3% of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

          6A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

          6B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

          6C. Amend, alter or repeal its Certificate of Incorporation or By-laws.

          6D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

          6E. Redeem or otherwise acquire any shares of Series A Convertible Preferred Stock except as expressly authorized in paragraph 8 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder.

     7. CONVERSIONS. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

          7A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 7, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $3.52784 and (ii) dividing the result by the conversion price of $3.52784 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 7, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          7B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 7A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          7C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 7B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 7A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 7C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          7D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in subparagraph 7E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 7D(1) through 7D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

     For purposes of this subparagraph 7D, the following subparagraphs 7D(1) to 7D(7) shall also be applicable:

               7D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible

Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 7D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               7D(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 7D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 7D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               7D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 7D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 7D(1) or 7D(2), or the rate at which Convertible Securities referred to in subparagraph 7D(1) or 7D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

               7D(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               7D(5) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               7D(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               7D(7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 7D.

          7E. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of these terms of the Series A Convertible Preferred Stock of
(i) up to 320,000 shares of Common Stock issuable upon the exercise of those certain options granted to Louis A. Venezia on or about January 16, 1996 and
(ii) up to 430,708 shares of Common Stock issuable upon the exercise of options granted by the Corporation (appropriately adjusted in each case to reflect the occurrence of any event described in subparagraph 7F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor.

          7F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 7D(4) by reason thereof.

          7G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          7H. FAILURE TO REDEEM. If the Corporation fails, for any reason or for no reason, to redeem on any Redemption Date (as defined in paragraph 8) all of the shares of Series A Convertible Preferred Stock required to be redeemed on such Redemption Date in accordance with the terms and conditions of paragraph 8, the Conversion Price then in effect shall be immediately reduced to an amount equal to 95% thereof. Thereafter, until such redemption has been made in full in accordance with such terms and conditions, the Conversion Price shall be further reduced on the 90th day following such Redemption Date and at the end of each 90-day period thereafter to an amount equal to 95% of the Conversion Price in effect immediately prior to each such reduction.

          7I. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          7J. OTHER NOTICES. In case at any time:

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          7K. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

          7L. NO REISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          7M. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

          7N. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          7O. DEFINITION OF COMMON STOCK. As used in this paragraph 7, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 7G.

          7P. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $15,000,000 and (ii) the price paid by the public for such shares shall be at least $14.11136 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 7F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 7. If at any time the Corporation is a party to a merger with or into one or more public corporations which (i) would otherwise be treated as a liquidation, dissolution or winding up of the Corporation pursuant to paragraph 5 above, (ii) is being accounted for under Generally Accepted Accounting Principles as a pooling of interest, and (iii) the value of shares to be distributed to holders of the Corporation's Common Stock, based on the market price of the class of shares to be distributed immediately prior to closing the merger, per share of Common Stock (after giving effect to the conversion of the Series A Convertible Preferred Stock) is at least equal to $3.52784 per share plus, in the case of each share, an amount equal to all Accruing Dividends (whether or not declared) computed as of the closing date of the merger, then effective immediately prior to the closing of such merger of the Corporation, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 7; PROVIDED, HOWEVER, that such conversion shall be conditioned on the receipt of a representation by the Chief Financial Officer of the acquiring public corporation representing that the merger will be treated as a pooling of interests in accordance with Generally Accepted Accounting Principles as consistently applied. In addition, any agreement of merger must include a provision whereby the holders of the then converted Series A Convertible Preferred Stock will be compensated by the acquiring corporation for any Liquidation Preference Payments computed as of the closing date of the merger, if, subsequent to the merger, the transaction is deemed ineligible for treatment as a pooling of interest. Holders of shares of Series A Convertible Preferred Stock converted pursuant to this subparagraph 7P may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 7C. Until such time as a holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

     8. REDEMPTION. The shares of Series A Convertible Preferred Stock shall be redeemed as follows:

          8A. OPTIONAL REDEMPTION. The Corporation shall not have the right to call or redeem at any time all or any shares of Series A Convertible Preferred Stock. With the approval of the holders of 66-2/3% of the then outstanding shares of Series A Convertible Preferred Stock, one or more holders of shares of Series A Convertible Preferred Stock may, by giving notice (the "Notice") to the Corporation at any time and from time to time after January 16, 1999, require the Corporation to redeem 33-1/3% of the shares of the then outstanding shares of the Series A Convertible Preferred Stock redeemed on the Original Redemption Date (as defined below). With the approval of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock, one or more holders of shares of Series A Convertible Preferred Stock may, by giving notice to the Corporation on or after the second anniversary date from the Original Redemption Date redeem 50% of the remainder of the shares of Series A Convertible Preferred Stock then outstanding. With the approval of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock, one or more holders of shares of Series A Convertible Preferred Stock may, by giving notice to the Corporation on or after the third anniversary date from the Original Redemption Date redeem 100% of the then outstanding shares. Upon receipt of the Notice, the Corporation will so notify all other persons holding Series A Convertible Preferred Stock. After receipt of any such notice described above, the Corporation shall fix the first date for redemption (the "Original Redemption Date"), provided that such Original Redemption Date shall occur no later than the earlier to occur of (i) one hundred and eighty (180) days after receipt of the Notice, or (ii) sixty (60) days after receipt of the appraisal pursuant to Section 7B. All holders of Series A Convertible Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Convertible Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Series A Convertible Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the Original Redemption Date. The Original Redemption Date and each Anniversary Redemption Date are collectively referred to as the "Redemption Dates" and each individually a "Redemption Date".

          8B. REDEMPTION PRICE AND PAYMENT. The shares of Series A Convertible Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the greater of: (i) the Liquidation Preference Payment; or (ii) the fair market value of the Series A Convertible Preferred Stock (based on the fair market value of the entire corporation as a going concern, without deduction for minority interest, marketability discounts or the effect of any redemption of the Series A Convertible Preferred Stock required to be made hereunder, and without any premium for control of the Board of Directors) as determined by a qualified appraiser selected by the holders of at least 66-2/3% of the then outstanding shares of Series A Convertible Preferred Stock and approved by the Board of Directors computed as of such Redemption Date, such amount being referred to as the "Redemption Price". The fees and expenses of any such organization shall be paid by the Corporation. Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto. Notwithstanding the foregoing, upon delivery of a written notice to the Company (a "Tax Notice"), holders of a majority of the Series A Convertible Preferred Stock shall have the right, on any of the Redemption Dates set forth above, to sell additional shares of Series A Convertible Preferred Stock to the Company so that such redemption will be treated as an "exchange" under Sections 302(a) and (b) of the Internal Revenue Code of 1986, as amended. If holders of a majority of the Series A Convertible Preferred Stock deliver a Tax Notice to the Company as provided above, the Company shall redeem each share set forth in the Tax Notice by paying the Redemption Price for each such share. At its election, the Company may satisfy its obligation to redeem the shares set forth in the Tax Notice by delivering to the holders of the Series A Convertible Preferred Stock a promissory note of the Company, bearing interest at 10%, for the full amount of the Redemption Price of the shares set forth in the Tax Notice, and due and payable on such Redemption Dates as the shares set forth in the Tax Notice could have been redeemed pursuant to paragraph 8A; PROVIDED, HOWEVER, that the ability of the Company to issue a promissory note to cover the redeemed shares set forth in the Tax Notice will be subject to compliance by the Company with the General Corporation Law of the State of Delaware.

          8C. REDEMPTION MECHANICS. At least 20 but not more than 30 days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Convertible Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, the number of shares of Series A Convertible Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series A Convertible Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Convertible Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series A Convertible Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          8D. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Series A Convertible Preferred Stock redeemed pursuant to this paragraph 8 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

     9. AMENDMENTS. No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock.

                            CERTIFICATE OF AMENDMENT

                                   NPRI, INC.


        ARTICLE FIRST: The name of the Corporation is NPRI, INC.

        ARTICLE SECOND: The Certificate of Incorporation is hereby amended as follows:

                Article First of the Certificate of Incorporation is hereby repealed. In its place, the following language shall apply:

                First.  The name of the Corporation is
                        VerSatility Inc.

        IN WITNESS WHEREOF, the undersigned, duly authorized officers of the Corporation, certify that the said amendment was duly adopted in accordance with Section 242 of the General Corporation Law.

        Dated: April 22, 1996

                                NPRI INC.

                                /s/ Ronald Charnock
                                ------------------------
                                Ronald Charnock
                                Chairman


ATTEST:

/s/ Ben Cotten
---------------------
Ben Cotten
Assistant Secretary

                         ------------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                VERSATILITY INC.

                         (INCORPORATED JANUARY 3, 1996)

                         ------------------------------


     (Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

     I, Ronald R. Charnock, President of Versatility Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certify:

     FIRST. That on September 30, 1996, at a meeting of the Board of Directors of the Corporation, the Board of Directors adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote in respect thereof.

     SECOND. That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, stockholders of the Corporation holding the necessary number of shares as required by statute and the Amended and Restated Certificate of Incorporation approved said amendment by written consent dated September 30, 1996, and prompt written notice of the taking of such corporate action without a meeting by less than unanimous written consent was given to those stockholders who did not consent thereto in writing.

     THIRD. That said amendment amends the Amended and Restated Certificate of Incorporation of the Corporation by striking out paragraph 7P of Exhibit A of Article FOURTH thereof and substituting in lieu thereof the following:

          "7P. Mandatory Conversion. If the Corporation shall effect a firm commitment underwritten public offering (a "Public Offering") of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $15,000,000 and (ii) the price paid by the public for such shares shall be at least (A) $11.00 per share if such Public Offering occurs on or prior to April 30, 1997 or (B) $14.11136 if such Public Offering occurs subsequent to April 30, 1997 (appropriately adjusted to reflect the occurrence of any event described in subparagraph 7F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 7. If at any time the Corporation is a party to a merger with or into one or more public corporations which (i) would otherwise be treated as a liquidation, dissolution or winding up of the Corporation pursuant to paragraph 5 above, (ii) is being accounted for under Generally Accepted Accounting Principles as a pooling of interest, and (iii) the value of shares to be distributed to holders of the Corporation's Common Stock, based on the market price of the class of shares to be distributed immediately prior to closing the merger, per share of Common Stock (after giving effect to the conversion of the Series A Convertible Preferred Stock) is at least equal to $3.52784 per share plus, in the case of each share, an amount equal to all Accruing Dividends (whether or not declared) computed as of the closing date of the merger, then effective immediately prior to the closing of such merger of the Corporation, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 7; provided, however, that such conversion shall be conditioned on the receipt of a representation by the Chief Financial Officer of the acquiring public corporation representing that the merger will be treated as a pooling of interests in accordance with Generally Accepted Accounting Principles as consistently applied. In addition, any agreement of merger must include a provision whereby the holders of the then converted Series A Convertible Preferred Stock will be compensated by the acquiring corporation for any Liquidation Preference Payments computed as of the closing date of the merger, if, subsequent to the merger, the transaction is deemed ineligible for treatment as a pooling of interest. Holders of shares of Series A Convertible Preferred Stock converted pursuant to this subparagraph 7P may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 7C. Until such time as a holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof."

     FOURTH. That said amendment amends the Amended and Restated Certificate of Incorporation by striking out Article EIGHTH and by substituting in lieu of said Article the following new Article EIGHTH:

     "EIGHTH. No director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     FIFTH. That said amendment amends the Amended and Restated Certificate of Incorporation of the Corporation by inserting the following new Article TENTH:

     "TENTH. The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any By-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article TENTH shall not adversely affect any right of protection of a director or officer of this Corporation existing at the time of such repeal or modification."

     IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Certificate of Amendment to Amended and Restated Certificate of Incorporation are true under the penalties of perjury this 30th day of September, 1996.



                                    --------------------------------------------
                                    Ronald R. Charnock
                                    President

Attest:


--------------------------------
Marcus W. Heth
Secretary

                            CERTIFICATE OF AMENDMENT

                                VERSATILITY INC.

        ARTICLE FIRST: The name of the Corporation is VerSatility Inc.

        ARTICLE SECOND: The Certificate of Incorporation is hereby amended as follows:

                Article First of the Certificate of Incorporation is hereby repealed. In its place, the following language shall apply:

                First:  The name of the Corporation is
                        Versatility Inc.

        IN WITNESS WHEREOF, the undersigned, duly authorized officers of the Corporation, certify that the said amendment was duly adopted in accordance with Section 242 of the General Corporation Law.

        Dated: October 23, 1996

                                        VerSatility Inc.

                                        /s/ Ronald Charnock
                                        --------------------------
                                        Ronald Charnock
                                        Chairman

ATTEST:

/s/ Marcus Heth
-------------------
Marcus Heth
Secretary